UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2020

Vir Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Illinois Street, Suite 500

San Francisco, California 94158

(Address of principal executive offices, including zip code)

(415) 906-4324

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

GSK Collaboration Agreement

On June 9, 2020, Vir Biotechnology, Inc. (the “Company”), Glaxo Wellcome UK Limited and Beecham S.A. (together, “GSK”) entered into a definitive collaboration agreement in accordance with the terms set forth in the preliminary collaboration agreement entered into by the Company and certain GSK entities in April 2020 (the “Preliminary Agreement”) (such definitive collaboration agreement, the “Agreement”). The Agreement became effective as of April 29, 2020, which was the closing date for the associated stock purchase agreement between the parties (“Effective Date”). Under the terms of the Agreement, the Company and GSK agreed to collaborate to research, develop and commercialize products for the prevention, treatment and prophylaxis of diseases caused by SARS-CoV-2, the virus that causes COVID-19, and potentially other coronaviruses. The collaboration is focused on the development and commercialization of three types of collaboration products under three programs: (1) antibodies targeting SARS-CoV-2, and potentially other coronaviruses (the “Antibody Program”); (2) vaccines targeting SARS-CoV-2, and potentially other coronaviruses (the “Vaccine Program”), and (3) products based on genome-wide CRISPR screening of host targets expressed in connection with exposure to SARS-CoV-2, and potentially other coronaviruses (the “Functional Genomics Program”). The initial antibodies under the Antibody Program will be VIR-7831 and VIR-7832, which have demonstrated high affinity for the SARS-CoV-2 spike protein and are highly potent in neutralizing SARS-CoV-2 in live virus-cellular assays.

For a period of four years following the Effective Date, the parties will conduct certain research and development activities under mutually agreed development plans and associated budgets for each of the three programs, and under the oversight of a joint steering committee. During such period, generally, subject to certain rights granted to WuXi Biologics (Hong Kong) Limited (“WuXi”) under existing agreements between WuXi and the Company, the parties will have an exclusive research collaboration with respect to antibody products directed to SARS-CoV-2 or to any other coronavirus, and in connection with functional genomics CRISPR screens for drug discovery and development in connection with SARS-CoV-2 or other coronaviruses. The Company will be primarily responsible for the development and clinical manufacturing activities for the Antibody Program, and for conducting the initial development activities directed to a vaccine in the Vaccine Program. GSK will be primarily responsible for the commercialization activities for the Antibody Program (except in connection with sales of antibody products licensed to WuXi in greater China), the later-stage development, manufacturing and commercialization activities for the Vaccine Program and the development, manufacturing and commercialization activities for the Functional Genomics Program. Each party is required to use commercially reasonable efforts to conduct the activities assigned to it under each development plan and to seek and obtain regulatory approval for collaboration products that arise from such activities in the United States and specified major markets. Subject to an opt-out mechanism, the parties will share all development costs, manufacturing costs and costs and expenses for the commercialization of the collaboration products, with the Company bearing 72.5% of such costs for the antibody products, 27.5% of such costs for the vaccine products, and the parties sharing equally all such costs for the functional genomics products. Pursuant to the Agreement, if the parties elect to conduct a technology transfer of manufacturing technology under the Company’s agreements with WuXi and Biogen Inc. (“Biogen”), the Company will bear 72.5% of the costs related to such manufacturing technology transfer and for commercial manufacturing of the antibody products under such agreements with WuXi and Biogen, and GSK will bear 27.5% of such costs. The parties will also share the committed costs for the reservation of manufacturing capacity for the drug substance for antibody products in the foregoing ratio under the Company’s agreement with Samsung BioLogics Co., Ltd, as well as such costs relating to committed manufacturing capacity for antibody products as are approved by the joint steering committee from time to time.

On a collaboration product-by-collaboration product basis, either party will have the right, at specified points in development, to opt out of its co-funding obligations, and the other party may, at its election, either pursue such program unilaterally, or also cease the conduct and funding of such collaboration product. Unless a party has opted out prior to such time, the parties would share all profits and losses arising from any collaboration product in the same ratios in which the parties bore development costs for such collaboration program. For each collaboration product as to which a party exercises its opt-out right, the commercializing party will pay to the opt-out party royalties on net sales of the applicable collaboration product at rates based on factors such as the stage of development of such collaboration product at the time the opt-out party exercises such right, and whether the opt-out party is the lead party, or a portion of the sublicense revenue if the commercializing party chooses to sublicense or otherwise divest rights to such collaboration product. On an antibody product-by-antibody product basis, the Company has a co-promotion right with respect to such antibody product in the United States, pursuant to which the Company will have the right to perform up to 20% of details in connection with such antibody product. GSK will lead commercialization and book all sales, and is required to use commercially reasonable efforts to commercialize each collaboration product following regulatory approval in the United States and specified major markets.

The Agreement will remain in effect with respect to each collaboration program for as long as there is a collaboration product being developed or commercialized by the lead party, or the non opt-out party, in such program. Either party has the right to terminate the Agreement in the case of the insolvency of the other party, an uncured material breach of the other party with respect to a collaboration program or collaboration product, or as mutually agreed by the parties. The Agreement superseded and replaced the Preliminary Agreement between the parties.

The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to a subsequent filing with the Securities and Exchange Commission.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “potential” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this Current Report. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Forward-looking statements contained in this Current Report include statements regarding the potential benefits of the collaboration with GSK, the Company’s ability to identify new anti-viral antibodies, the potential neutralizing effects of VIR-7831 and VIR-7832, the timing of commencement of clinical trials for VIR-7831 and VIR-7832, the expected benefits of the Company’s CRISPR screening and machine learning approach, the potential to prevent viral infection through identification and inhibition of cellular targets, and the Company’s ability to address the current COVID-19 pandemic and future outbreaks of the disease. Many factors may cause differences between current expectations and actual results including unexpected results during clinical trials, challenges in identifying new anti-viral antibodies, challenges in identifying and inhibiting cellular targets, difficulties in obtaining regulatory approval, clinical site activation rates or clinical trial enrollment rates that are lower than expected, changes in expected or existing competition, delays or disruptions in the Company’s business or clinical trials due to the COVID-19 pandemic, and unexpected litigation or other disputes. Other factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this Current Report are discussed in the Company’s filings with the Securities and Exchange Commission, including the section titled “Risk Factors” contained therein. Except as required by law, the Company assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vir Biotechnology, Inc.

Date: June 15, 2020	By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer